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                                                                     EXHIBIT 5.1

                                FOLEY & LARDNER
                                 Firstar Center
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

                                 March 7, 1994

Lincoln Telecommunications Company
1440 M Street
Lincoln, Nebraska 68508

Gentlemen:


    We have acted as counsel for Lincoln Telecommunications Company, a Nebraska corporation (the "Company"), with respect to the preparation of a Registration Statement on Form S-3 and Amendments No. 1 and 2 thereto (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed sale by Sahara Enterprises, Inc. (the "Selling Stockholder") of up to 2,130,000 shares (plus up to 319,500 additional shares to cover over-allotments, if any) of Common Stock, $0.25 par value, of the Company (the "Common Stock") and the associated rights to purchase shares of Common Stock accompanying each share of Common Stock (the "Rights"), in the manner set forth in the Registration Statement and Prospectus. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of June 21, 1989, by and between the Company and Mellon Securities Trust Company, as rights agent, as amended by amendments No. 1 and No. 2, dated September 7, 1989 and June 15, 1993, respectively (the "Rights Agreement").



    In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Articles of
Incorporation and By-laws of the Company, as amended to date; (c) the Rights Agreement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. To the extent that our opinion pertains to matters of Nebraska law, we have relied solely on the opinion, dated as of March 7, 1994, of Woods & Aitken, a copy of which is attached hereto. To the extent that our opinion below relies on the opinion of Woods & Aitken, our opinion is given solely to the extent set forth in the opinion of Woods & Aitken and is subject to any assumptions, limitations and qualifications contained therein, all of which are hereby incorporated by reference.


    Based on the foregoing, we are of the opinion that:

    1. The Company is a corporation validly existing under the laws of the State of Nebraska.

    2. The shares of Common Stock offered by the Selling Stockholder as contemplated in the Registration Statement are validly issued, fully paid and nonassessable.

    3.  The Rights are validly issued.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                          Very truly yours,
                                          FOLEY & LARDNER
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                                 WOODS & AITKEN
                          1500 American Charter Center
                             206 South 13th Street
                            Lincoln, Nebraska 68508

                                 March 7, 1994

Lincoln Telecommunications Company
1440 M Street
Lincoln, Nebraska 68508

Gentlemen:


    We have acted as Nebraska corporate counsel for Lincoln Telecommunications Company, a Nebraska corporation (the "Company"), assisting Foley & Lardner with respect to Nebraska corporate law matters in the preparation of a Registration Statement on Form S-3, and Amendments No. 1 and 2 thereto (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed sale of Sahara Enterprises, Inc. (the "Selling Stockholder") of up to 2,130,000 shares (plus up to 319,500 additional shares to cover over-allotments, if any) of Common Stock, $0.25 par value, of the Company (the "Common Stock"), and the associated rights to purchase shares of Common Stock accompanying each share of Common Stock (the "Rights"), in the manner set forth in the Registration Statement and Prospectus. The terms of the Rights are set forth in that certain Rights Agreement, dated as of June 21, 1989, by and between the Company and Mellon Securities Trust Company, as rights agent, as amended by amendments No. 1 and No. 2, dated September 7, 1989 and June 15, 1993, respectively (the "Rights Agreement").


    In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Articles of Incorporation and By-Laws of the Company, as amended to date; (c) the Rights Agreement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

    Based on the foregoing, we are of the opinion that:

    1. The Company is a corporation existing in good standing under the Nebraska Business Corporation Act.

    2. The shares of Common Stock offered by the Selling Stockholder, as contemplated in the Registration Statement, are validly issued, fully paid and nonassessable under the Nebraska Business Corporation Act.

    3.  The Rights  are validly issued under  the Nebraska Business  Corporation
Act.

    We consent to the use of this opinion by Foley & Lardner and to the reference to and reliance upon this opinion in the opinion issued by Foley & Lardner with regard to this transaction.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                          Very truly yours,
                                          WOODS & AITKEN